Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
CoActive Marketing Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-60157 and 333-31934) and Form S-8 (Nos. 333-02392 and 333-100563) of CoActive Marketing Group, Inc. of our report dated June 30, 2006, except for Note 7, as to which is dated July 12, 2006, and except for Note 1, as to which is dated May 18, 2007, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

Melville, New York
June 26, 2007


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